UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 14, 2019

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights		The NASDAQ Stock Market LLC

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 14, 2019, Inspired Entertainment, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders. Set forth below are the final voting results for each of the proposals.

Proposal No. 1 – Election of Directors

The seven nominees for director listed below were elected to serve on the Company’s Board of Directors until the 2020 annual meeting of stockholders or until their respective successors are duly elected and qualified:

Nominee	For	Withheld	Broker Non-Votes
A. Lorne Weil	14,081,935	8,485	1,685,107

Michael R. Chambrello	14,081,635	8,785	1,685,107

M. Alexander Hoye	13,134,739	955,681	1,685,107

Ira H. Raphaelson	13,086,351	1,004,069	1,685,107

Desiree G. Rogers	14,086,835	3,585	1,685,107

Steven M. Saferin	14,082,035	8,385	1,685,107

John M. Vandemore	13,134,939	955,481	1,685,107

Proposal No. 2 – Approval of the Company’s 2018 Omnibus Incentive Plan

The Inspired Entertainment, Inc. 2018 Omnibus Incentive Plan was approved:

For	Against	Abstain	Broker Non-Votes
12,454,285	1,586,135	50,000	1,685,107

Proposal No. 3 –Ratification of the Appointment of Marcum LLP

The appointment of Marcum LLP as the independent auditor of the Company for the fiscal year ending December 31, 2019 was ratified:

For	Against	Abstain	Broker Non-Votes
15,316,030	550	458,947	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2019

INSPIRED ENTERTAINMENT, INC.

By	/s/ A. Lorne Weil
Name: A. Lorne Weil
Title: Executive Chairman